Exhibit 3.23

BYLAWS

OF

BROADVIEW NETWORKS OF VIRGINIA, INC.

Article I

Shares

1.1. Transfers of shares on the stock transfer books of the Corporation shall only be made by the person named in the certificate or by an attorney, lawfully constituted in writing, and only upon surrender of the certificate or certificates therefor. The Board of Directors may make reasonable regulations for the transfer of shares.

1.2. Only shareholders of record on the stock transfer books of the Corporation shall be entitled to be treated by the Corporation as shareholders of the Corporation and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof.

1.3. In case of loss or destruction of any certificates of shares, another may be issued in its place upon proof of such loss or destruction and upon giving of a satisfactory bond of indemnity to the Corporation in such sum and with such surety as the Board of Directors may provide.

1.4. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Every shareholder shall be entitled to have a certificate signed by or in the name of the Corporation by the President, and by the Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. In case any officer who has signed shall have ceased to be an officer of the Corporation, issuance of certificates bearing such prior officer’s signature shall have the same effect as if he or she were an officer at the date of issuance.

1.5. All certificates for shares of each class or series within a class shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

Article II

Meetings of Shareholders

2.1. Annual Meeting. The annual meeting of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may be provided in the notice of the meeting, during the month of February, the anniversary month of the incorporation of the Company. The annual meeting shall be held for the purpose of electing a Board of Directors and transacting such other business as may properly come before the meeting.

2.2. Special Meetings. Special meetings of the shareholders of the Corporation may be held at any time upon the call of the President or of the Board of Directors.

2.3. Chairman and Secretary. At each meeting of the shareholders the President shall be Chairman of the meeting, and the Secretary shall act as Secretary thereof. The procedure at each meeting of the shareholders shall be determined by the Chairman and the vote on all questions before any meeting shall be taken in such manner as the Chairman prescribes.

Article III

Board of Directors

3.1. Number. There shall be a Board of Directors consisting of no fewer than three (3) and no more than eight (8) Directors. The number of Directors shall be three (3) initially and thereafter may be changed from time to time by the shareholders or, to the extent permitted by law, by the Board of Directors.

3.2. Meetings. An annual meeting of the Board of Directors shall be held without notice as soon as practicable after each annual meeting of the shareholders. Regular meetings of the Board of Directors may be held without notice at such time and place as the Board of Directors may by resolution designate. Special meetings may be called at any time by the President. Notice of special meetings of the Board of Directors shall be given to each director by mail, facsimile or other written communication delivered at least two days prior to the meeting (not counting the day on which the notice is delivered but counting the day of the meeting), which notice shall specify the time and place of the meeting.

3.3. Attendance by Conference Calls. Members of the Board of Directors or a committee designated by the Board may participate in a meeting of such Board or committee by means of a telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. A written record shall be made of the action taken at any such meeting.

3.4. Adjournment. Less than a quorum of directors may adjourn any meeting from time to time to such place and time as such directors may determine and no notice of any such adjournment need be given to the other directors.

Article IV

Officers, Agents and Employees

4.1. Officers. The officers of the Corporation shall be a President, Executive Vice President, Secretary, Treasurer, Executive Vice President for Marketing & Sales, Chief Operating Officer, Vice President for Administration and Vice President for Sales who shall be elected by the Board of Directors at its first annual meeting to hold office until the next annual meeting of the Board and until their successors are elected, unless sooner removed by the Board of Directors. In addition, other officers, including without limitation one or more Executive Vice Presidents, may be elected by the Board, to hold office for the terms prescribed by the Board.

4.2. President. The President shall be the chief executive officer of the Corporation and shall generally supervise and control the other officers of the Corporation.

4.3. Executive Vice President. The Executive Vice President, (or in the event there be more than one, the Executive Vice Presidents in the order designated, or, in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability, perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

4.4. Secretary. The Secretary shall record all proceedings of the meetings of the shareholders and directors in books kept for that purpose and shall maintain or cause to be maintained the record of shareholders of the Corporation. The Secretary shall ensure that all notices of meetings are given as required by these Bylaws and the laws of the Commonwealth of Virginia and shall perform such other duties as the President or the Board of Directors of the Corporation may require.

4.5. Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation and shall deposit such funds or securities in the name of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall perform such other duties as the President or the Board of Directors of the Corporation may require.

4.6. Absence. During the absence of any officer of the Corporation, or his or her disqualification or inability to act, the President may by written order, or the Board of Directors may by resolution, delegate the powers of such office to any other officer or employee of the Corporation.

4.7. Signatories. All checks, drafts, notes and orders for the payment of money issued by the Corporation and contracts and other documents requiring the signature of the Corporation shall be signed by such officer or officers or by such employee or employees of the Corporation as the Board of Directors may from time to time designate, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer, assistant officer or employee of the Corporation may endorse checks, drafts or notes for collection or deposit to the credit of the Corporation.

Article V

Fiscal Year

The fiscal year of the corporation shall be determined at the discretion of the Board of Directors, but in the absence of any such determination, the fiscal year shall begin on January 1 of each year and end on December 31 of that same year.

Article VI

Corporate Seal

The seal of the Corporation, if any, shall be in such form as may be approved by the Board of Directors of the Corporation. It shall be attested by the Secretary of the Corporation.

Article VII

General

These Bylaws shall not deprive the Corporation, the Board of Directors, the shareholders or any individual director or shareholder of rights or privileges conferred by the statutes of the Commonwealth of Virginia.

Article VIII

Amendments

8.1. Except to the extent that any future proposed amendment to the bylaws contained herein would be contrary to Virginia law, any of these bylaws may be altered, amended or repealed by a vote of a majority of the number of directors present at any regular or special meeting of the Board of Directors, or by a majority of the number of shareholders entitled to vote at any annual or special meeting of the shareholders, provided that the proposed alteration, amendment or repeal has been provided to the directors or shareholders in a notice calling a special meeting of the Board of Directors or special meeting of the shareholders, unless such notice is duly waived in the manner prescribed by law. The shareholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the directors.

8.2. In the event that any of these bylaws are subsequently altered by act of the General Assembly of Virginia, the remainder hereof which are not affected by such legislation shall remain in full force and effect until and unless altered or repealed in accordance with Section 8.1 above.

Article IX

Construction of Terms

In construing the provisions of these bylaws, the masculine shall be deemed to include the feminine and neuter, and the singular shall be deemed to include the plural, and vice versa, as may be appropriate under the circumstances.

The undersigned, being the duly elected Secretary of the Corporation, hereby certifies that these Bylaws were adopted as the Bylaws of the Corporation on March 3, 2000 by unanimous consent of the initial Board of Directors.

/s/ Terrence J. Anderson
Terrence J. Anderson, Secretary

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